UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2013

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

___________________________________________________

(Former address of principal executive offices) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement

ITEM 3.02	Unregistered Sales of Equity Securities

On October 7, 2013, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with eleven investors (the “Investors”), pursuant to which the Company sold to the Investors an aggregate of 426,667 Units (the “Units”) at a purchase price of $3.75 per Unit (“Unit Price”) in an initial closing of a private placement (the “Private Placement”). The aggregate purchase price we received from the sale of these Units was $1,600,000. Each unit consists of (a) one (1) share of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (b) one (1) five (5) year warrant, exercisable after twelve (12) months, to purchase one (1) share of common stock at an initial exercise price of five dollars ($5.00) (the “Warrants”). These Units were offered on an “all or none basis,” with the remaining additional 240,000 Units available at a “best efforts basis.”

The Units include registration rights requiring the Company to cause the shares of Common Stock and the shares of Common Stock underlying the Warrants to be included in a registration statement that shall be filed no later than December 31, 2013 and declared effective no later than April 30, 2014.

The Company employed a placement agent for the purpose of the Private Placement, and has paid to the Placement Agent commissions in the amount of $96,000 and five (5) year warrants convertible into an aggregate of 25,600 shares.

The Units we agreed to issue in the foregoing transaction and the Securities contained therein were not and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Units offered and sold in connection with the initial closing of this Private Placement were in reliance on Section 4(2) of the Securities Act of 1933 (the “Securities Act”) or Rule 506 of Regulation D promulgated thereunder. In connection with this Private Placement, we relied on the Investors’ written representations, including a representation that the Investor is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act. The Investors also represented that they were acquiring the Units for investment only and not with a view towards resale or distribution. We requested our stock transfer agent to affix appropriate restrictive legends to the stock certificates issued to the Investors. The Investors were given adequate access to sufficient information about the Company to make an informed investment decision. Neither the Company nor anyone acting on its behalf offered or sold these Units by any form of general solicitation or general advertising.

A copy of the Subscription Agreement and Warrant has been attached as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K to provide our shareholders and investors with information regarding their terms. It is not intended to provide any other factual information about the Company or any of their respective affiliates or businesses.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Form Subscription Agreement

	10.2	Form Common Stock Warrant

	99.1	Press release dated October 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2013
Chanticleer Holdings, Inc.

	By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.	Form Agreements	Furnished Electronically
99.1	Press Release dated Oct. 10, 2013	Furnished Electronically